EMPLOYMENT AGREEMENT


     THIS AGREEMENT made this 1st day of August, 1996, by and between Derma Sciences, Inc., a Pennsylvania corporation (hereinafter referred to as "Employer") and Edward J. Quilty (hereinafter referred to as "Employee").
     WHEREAS, Employer desires to employ Employee as the Chairman of the Board of Employer, and
     WHEREAS, Employee desires to so act,
     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound, hereby agree as follows:
     1. Employment. Employer employs Employee, and Employee accepts employment, as the Chairman of the Board of Employer with powers and duties as may be determined, from time to time, by Employer's Board of Directors which powers and duties shall not be inconsistent with the powers and duties customarily performed, undertaken and exercised by persons holding the position of chairman of the board or equivalent thereof. Provided, however, the employment of Employee hereunder is contingent upon Employee's election as director of Employer by the shareholders of Employer. Provided, further, Employer shall undertake and perform all acts reasonably necessary or desirable to effect such election.
     2. Term. The term of this Agreement shall begin on May 22, 1996, and shall terminate on May 21, 1999, unless sooner terminated pursuant to paragraph 9 hereof or unless extended by mutual consent of the parties hereto (the "Term").
     3. Compensation. Employer shall pay Employee compensation for services rendered under this Agreement as set forth hereunder ("Compensation"):
          (a) Base Compensation. Base salary of $75,000 per year, payable weekly ("Salary").
          (b) Bonus. Bonus Compensation of $25,000 per year payable monthly in consideration of Employee's experience in building value via the establishment of strategic alliances and relationships.
          (c) Incentive Compensation. Incentive Compensation as may, from time to time, be recommended by Employer's Compensation Committee and approved by its Board of Directors. Provided, however, such Incentive Compensation, if any, shall be based upon, inter alia, the following factors: (1) the extent to which Employer attains its objectives relative to net sales, income from operations and net income, (2) the extent to which Employee, by virtue of his responsibilities, is able to, and does, influence the foregoing results, and (3) Employee's strategic contributions to Employer. Provided further, that any such incentive compensation shall not exceed $25,000 in any year.
     4. Stock Options. As additional compensation for services rendered, Employer grants to Employee on the date hereof the right and option to purchase all or any part of an aggregate of 150,000 shares of Employer's Common Stock (the "Option"), subject to the vesting schedule set forth in subparagraph c hereof and the adjustments set forth in subparagraph g hereof, which Option is a nonqualified stock option. The Option is in all respects limited and conditioned as provided hereunder.
          (a) Purchase Price. Except as otherwise provided in subparagraph g hereof, the purchase price (the "Option Price") of the shares covered by the Option ("Option Shares") shall be the closing price of Employer's Common Stock on the last day on which the Common Stock has traded on the National Association of Securities Dealers Automated Quotation System
     (Nasdaq)  preceding  the  date  of  execution  of this  Agreement,  to wit:
     $2.50.
          (b) Option Term. Except as otherwise provided herein, the Option shall expire on the first to occur of: (i) Ninety (90) days following Employee's termination of employment with Employer, or (ii) May 22, 2007.
          (c) Exercise of Option. (i) Except as otherwise provided herein, the right of Employee to exercise the Option is conditioned upon Employee: (A) being in the employ of the Employer, whether pursuant to this Agreement or otherwise, or (B) serving as a director of Employer. The Option shall be exercisable: (1) during the period commencing on May 22, 1996 and ending on May 21, 1997 with respect to up to 20% of the Option Shares, (2) during the period commencing on May 22, 1997 and ending on May 21, 1998 with respect to up to 40% of the Option Shares, (3) during the period commencing on May 22, 1998 and ending on May 21, 1999 with respect to up to 60% of the Option Shares, (4) during the period commencing on May 22, 1999 and ending on May 21, 2000 with respect to up to 80% of the Option Shares, and (5) during the period commencing on May 22, 2000 and ending on May 22, 2007 (subject to subparagraph b hereof) 100% of the Option Shares.
               (ii) The Option  may be  exercised,  in whole or in part,  at any time or times prior to the expiration or other termination thereof.
               (iii) If this Agreement, and Employee's employment with Employer, is terminated other than For Cause (as defined in paragraph 9) prior to the expiration date of the Option, such Option may be exercised by Employee, to the extent the Options are exercisable on the date of such termination, or to any greater extent permitted by the Compensation Committee, at any time prior to the earlier of: (i) Three
          (3) months after the date of termination, or (ii) the expiration date of such Option. Provided, however, if this Agreement, and Employee's employment, was terminated For Cause, Employee shall have no right to exercise his Option on or after the date of such termination.
               (iv) The Option shall accelerate and become 100% exercisable upon the occurrence of the following: (A) Employee's Legal Disability; (B) Employer's termination of this Agreement other than For Cause; (C) "Change in Control" of Employer (as hereinafter defined) or (D) termination of this Agreement by Employee for "Good Reason" (as hereinafter defined).
               (v) The Option shall  accelerate in the following manner upon the occurrence of Employee's death: 25% exercisable if Employee's death occurs within 6 months of the beginning date of this Agreement; 50% exercisable if Employee's death occurs between 6 months and 1 year from the beginning date of this Agreement; and 100% exercisable if Employee's death occurs thereafter.
               (vi) For purposes of this  Agreement  the  following  definitions apply:
               (A) "Legal Disability" shall mean either Employee has been unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of 180 days or an aggregate period of 270 days during any continuous twelve-month period, or that in the opinion of the Board of Directors, such opinion to be derived from the reports of three (3) physicians of its choosing, Employee will be unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of 180 days or an aggregate period of 270 days during any continuous twelve-month period.
               (B)  "Good  Reason"  shall  mean  a  breach  by  Employer  of its obligations under this Agreement. Provided, however, "Good Reason" shall not include any failure of shareholders of Employer to elect Employee as a director of Employer under paragraph 1 hereof.
               (C) "Change in Control"  shall mean:  (1) the sale by Employer of all or substantially all of its assets to any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
          1934), the consolidation of Employer with any person, or the merger of Employer with any person as a result of which merger Employer is not the surviving entity, or if the surviving entity, Employer is owned by a parent company; or (2) the sale or transfer by one or more of Employer's shareholders in one or more transactions, related or unrelated, to one or more persons under circumstances whereby any person and its "affiliates" (as defined herein) shall own, as a result of such sale or transfer thereafter, at least Fifty percent (50%) of the outstanding shares of Employer. Nothing contained in this definition shall limit or restrict the right of Employee, in his capacity as Chairman of the Board of Directors, from participating in any discussions or voting on any matter relative to a Change in Control of Employer at any meeting of the Board of Directors. An "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person.
          (d) Method of Exercising Option. (i) The Option may be exercised by giving written notice, in form substantially as set forth in Exhibit 1 hereof, to Employer at its principal office, specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.
                    (ii) The  purchase  price  shall be  payable  in cash or its equivalent.
                    (iii) Upon  receipt of such  notice and  payment,  Employer, within three (3) business days after  Exercise,  shall deliver or cause to be delivered a certificate or certificates  representing the Shares  with  respect to which the Option is  exercised.  The certificate or  certificates  for such Shares shall be registered in the name of the person  exercising the Option (or, if Employee shall so request in the notice exercising the Option, in the name of Employee and his spouse,  jointly, with right of survivorship)
               and shall be delivered  as provided  above to or upon the written order of the  person  exercising  the  Option.  In the  event the
               Option  is  exercised  by any  person  after  the  death or Legal
               Disability  of  Employee,  such notice  shall be  accompanied  by appropriate  proof of the right of such  person to  exercise  the
               Option.  All shares  purchased upon the exercise of the Option as
               provided  herein  shall  be  fully  paid  and   nonassessable  by
               Employer.
          (e) Non-transferability of Option. The Option is not assignable or transferable, in whole or in part, by Employee, otherwise than by will or by the laws of descent and distribution. During the lifetime of Employee, the Option shall be exercisable only by Employee or, in the event of his Legal Disability, by his legal representative.
          (f) Withholding of Taxes. The obligation of Employer to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.
          (g) Adjustments. The number of Option Shares and the Option Price shall be adjusted as set forth herein: (i) In the event that a stock dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Option Shares shall be adjusted by adding to each Option Share the number of shares which would be distributable thereon if such Option Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.
               (ii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Employer whether through recapitalization, stock split, combination of shares, or otherwise, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
               (iii) In the event  that the  outstanding  shares  of the  Common
          Stock shall be changed into or exchanged for shares of stock or other securities of another corporation, whether through reorganization, sale of assets, merger or consolidation in which Employer is the surviving corporation, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
               (iv) In the event that any sale of shares of Common Stock (except any such sale made pursuant to any right, option, warrant or convertible security outstanding prior to the date of this Agreement), or the issuance of any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) occurs after the date of this Agreement, which sale or issuance will increase the number of shares of Common Stock outstanding during the Term by Forty percent (40%), then, upon each such sale or issuance, Employee shall be issued additional Option Shares such that, when the additional Option Shares are aggregated with the Option Shares heretofore owned by Employee, Employee has the right to purchase, at the same times set forth in paragraph 4(c), the same percentage of Common Stock at the same price per share as Employee maintained prior to such sale or issuance.
          (h) Share Ownership. Neither Employee nor Employee's legal representatives nor the executors or administrators of his estate shall be or be deemed to be the holder of any share of Common Stock covered by an Option unless and until a certificate for such share shall have been issued.
     5. Time and Efforts. Employee shall devote approximately 15 hours per week of his business time and efforts to the affairs of Employer.
     6. Disclosure of Information. Employee recognizes and acknowledges that he will have access to certain confidential information of Employer and that such information constitutes valuable, special and unique property of Employer. Employee will not, during or after the term of his employment, disclose any of such confidential information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever unless ordered to do so by a court or other tribunal or government agency with jurisdiction over the subject matter and Employee. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, confidential information of Employer, or from rendering any services to any person, firm, corporation, association, or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.
     7. Expenses. Employee may incur reasonable expenses for promoting Employer's business, including expenses for entertainment, travel, and similar items. Employer will reimburse Employee for all such expenses in accordance with Employer's applicable policies, rules and regulations as from time to time issued and amended.
     8. Insurance. During the term of this Agreement, Employee will be covered under Employer's Directors' and Officers' liability insurance to the same extent Employer's directors and officers are covered.
     9. Termination of Agreement. (a) This Agreement may be terminated by Employer in the following instances:
               (i) For Cause.  If  Employee  willfully  breaches  or  habitually neglects or fails to perform the duties which he is required to perform under the terms of this Agreement, materially fails to follow the reasonable directives or policies established by or at the direction of the Board of Directors, or conducts himself in a manner materially detrimental to the interests of Employer and such breach or failure of performance is not cured within Thirty (30) days of the delivery to Employee of written notice thereof, which notice shall have been approved by a majority of Employer's Board of Directors, Employer may terminate this Agreement and Employee's employment For Cause.
               (ii) Failure of  Shareholders  to Elect.  If the  shareholders of
          Employer fail to elect Employee as director of Employer, this Agreement shall forthwith terminate, cease and determine.
          (b) This Agreement may be terminated by Employee for: (i) Good Reason (as defined in paragraph 4(c)(vi)(B)) if Employer fails to cure its breach of obligation within Thirty (30) days of the delivery to Employer of written notice of such breach, or (ii) upon a Change in Control of Employer.
          (c) This Agreement, and therefore Employee's employment with Employer, shall terminate automatically upon Employee's death. If Employee has been unable to substantially perform his duties hereunder by virtue of his Legal Disability (as defined in paragraph 4(c)(vi)(A)), and Employee has not resumed his duties to the satisfaction of the Board of Directors within Thirty (30) days of the delivery to Employee of written notice thereof, which notice shall have been approved by a majority of Employer's Board of Directors, Employer may terminate this Agreement and Employee's employment.
     10. Payments on Termination.
          (a) If, prior to the expiration of this Agreement, Employee's employment is terminated by Employee by reason of a Change in Control of Employer, Employer shall pay to Employee: (i) Employee's full Salary through the date of his termination, and (ii) an amount equal to the greater of the aggregate Salary payments which Employee would have received during the balance of the Term if such termination had not occurred, or $100,000. All such Salary payments shall be made not later than the fifth business day following the date of his termination.
          (b) During the Term, if Employee's employment is terminated pursuant to paragraph 9, Employee shall receive, on the next normal pay date following the date of his termination, the Salary to which he is entitled through the date of his termination.
          (c) Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation or retirement benefits heretofore or hereafter earned by Employee as the result of employment by any other person, firm or corporation.
     11. Restrictive Covenant. For a period of One (1) year after the termination by Employer For Cause or by Employee other than for Good Reason or pursuant to a Change in Control or expiration of this Agreement, Employee will not, within the greater of the currently existing marketing area of Employer or any future marketing area of Employer established during Employee's employment under the terms of this Agreement, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business related to wound care therapeutics or otherwise similar to the type of business conducted by Employer at the time of the termination or expiration of this Agreement. Provided, however, the aforementioned restrictions shall not be applicable to activities in which Employee was, and continued to be, engaged in on the date of this Agreement. In the event of Employee's actual or threatened breach of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee therefrom. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee.
     12. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in a writing signed by an authorized officer of Employer and approved by an absolute majority of Employer's board of directors.
     13. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.
     14. Entire Agreement. This Agreement contains this entire understanding of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought to be charged.

     IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first written above.

                          EMPLOYER
                          DERMA SCIENCES, INC.



                          By:  /s/  John T. Borthwick
                                    -----------------
                                    John T. Borthwick, President



                          EMPLOYEE

                          By:  /s/ Edward J. Quilty
                                   ----------------
                                   Edward J. Quilty

                                    EXHIBIT 1
                              DERMA SCIENCES, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

     I hereby exercise the nonqualified stock options granted to me as of _______________ by Derma Sciences, Inc. with respect to the following number of shares of Derma Sciences, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:
         Number of Shares to be purchased:  ________________
         Option price per Share:            ________________
         Total option price:                ________________
     Enclosed is my check in the amount of $_________. Please have the certificate or certificates representing the purchased Shares registered in the following name(s)1 ______________________________________and sent to
_________________________________.

DATED: ______________, ____.

                                 OPTIONEE



                                 __________________________________




1. Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his spouse.